Exhibit 99.1

The Manitowoc Company, Inc.
P. O. Box 66 ◆ Manitowoc WI 54221-0066
Telephone: 920-684-4410 ◆ Telefax: 920-652-9775
Internet: http://www.manitowoc.com

NEWS For Immediate Release

THE MANITOWOC COMPANY PREVIEWS FINANCIAL RESULTS

AND DESCRIBES AGREEMENT TO SELL ENODIS ICE BUSINESS

MANITOWOC, Wis. — March 30, 2009 — The Manitowoc Company, Inc. (NYSE:MTW) today announced that the current trends in the end markets for its businesses, particularly for the Crane segment, are driving financial performance that is significantly softer than projected when the company announced its full-year 2009 guidance in January.  Over the last six to nine months, global demand for the company’s crane products has not stabilized and continues to decline further than previously anticipated due to the continuing global recession.  Accordingly, the company no longer believes that it will be able to achieve its previous guidance for sales, earnings per share, or cash flow.  The company’s first-quarter results for earnings per share from continuing operations are anticipated to be more than 50 percent below the current Wall Street average estimate.

While global demand has continued to weaken for its products, the company has been taking actions to mitigate the impact of this downturn.  These actions, while aggressive, are designed to preserve the company’s long-term opportunities and its ability to capture business when markets improve. The actions taken to date include: global workforce reductions and a hiring freeze; capital expenditures being limited primarily to new product development, production efficiencies, and safety; temporary production shutdowns; in-sourcing of previously outsourced production activities; shifting certain crane production to lower cost jurisdictions; strict discretionary and travel expense reductions; deferral of salary increases; and reduction in benefits.

The continued impact of the global recession on the company’s business, partially offset by the cost cutting and other mitigating actions being taken, has resulted in an environment where it is more difficult to accurately predict financial results.  Accordingly, the company is withdrawing its previous 2009 full-year guidance and will not be issuing new guidance.

The company previously announced that it had signed a definitive agreement to sell the Enodis global ice machine operations to Braveheart Acquisition, Inc., an affiliate of Warburg Pincus Private Equity X, L.P., for $160 million. Subject to the receipt of customary governmental and regulatory approvals, the sale is expected to be completed in May 2009. The company intends to use the after-tax net proceeds of approximately $150 million to reduce a portion of the debt incurred in November 2008 to acquire Enodis plc, specifically the Term Loan “X” which matures in 2010.  The final sale price will result in the company recording an additional approximate $30 million non-cash impairment charge to reduce the value of the Enodis ice business in the first quarter of 2009.  Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. served as financial advisors to Manitowoc on this transaction.

The lower-than-expected proceeds from the sale of the Enodis ice machine operations increases the possibility that the company could violate certain debt covenants during the second half of 2009.  The result of this sale process combined with the lower projected earnings results further increases that risk.  However, at the current time, all covenant requirements are being met, and the company is making business adjustments with the intent to remain in compliance with its covenants. If it becomes necessary, Manitowoc would work with its lender group and would expect to obtain covenant relief. Any such relief could involve upfront fees, higher interest cost, and other terms potentially less favorable to the company than those in its current Credit Agreement.

“We have reached an agreement to fulfill our obligation to sell the Enodis ice business and can now focus entirely on operating our two strategic lines of business: cranes and commercial foodservice equipment.  This is an important event for the company that provides an additional deleveraging opportunity.  Manitowoc has been through downturns before.  Our management team successfully navigated the company through those times.  Although the pathway out of this downturn will be challenging, I am confident that Manitowoc will emerge as the leader in its industries stronger than it was before,” said Manitowoc’s chairman, president, and chief executive officer, Glen E. Tellock.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with over 100 manufacturing and service facilities in 27 countries. It is recognized as one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Manitowoc also is one of the world’s leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food prep, and cooking needs of restaurants, convenience stores, hotels, healthcare, and institutional applications.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	unanticipated issues associated with the closing of the proposed sale of the Enodis ice business;
•	unanticipated issues that could adversely affect the net proceeds Manitowoc receives upon closing the sale of the Enodis ice business;
•	unanticipated issues associated with obtaining covenant relief, if necessary;
•	unanticipated changes in revenues, margins, costs, and capital expenditures;
•	unanticipated changes in consumer spending;
•	unanticipated changes in global demand for high-capacity lifting equipment;
•	geographic factors and political and economic risks;
•	actions of competitors;
•	changes in economic or industry conditions generally or in the markets served by Manitowoc;
•	the state of financial and credit markets;
•	unanticipated changes in customer demand;
•	the ability of our customers to receive financing;
•	the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;
•	risks and other factors cited in the company’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Company Contact:

Carl J. Laurino

Senior Vice President & Chief Financial Officer

920-652-1720